Exhibit 99.1

EnergySolutions Announces Fourth Quarter and Fiscal

Year End 2012 Results

SALT LAKE CITY, UT — (MARKET WIRE) — March 18, 2012 — EnergySolutions, Inc. (NYSE: ES - the “Company”), a leading provider of specialized, technology-based nuclear services to government and commercial customers, announced financial results for the Company’s fourth quarter and fiscal year ended December 31, 2012.

Fiscal Year 2012 Summary

•                  Revenue of $1,807.5 million

•                  Net income attributable to EnergySolutions of $4.0 million, or $0.04 per share

•                  Adjusted EBITDA of $135.0 million

Fourth Quarter 2012 Summary:

•                  Revenue of $480.0 million

•                  Net loss attributable to EnergySolutions of $10.8 million, or $0.12 per share

•                  Adjusted EBITDA of $40.9 million

Fiscal Year 2012 Results

Revenue for fiscal year 2012 was $1,807.5 million, compared with $1,815.5 million for fiscal year 2011. Gross profit for the year totaled $170.7 million compared to gross profit of $79.7 million for fiscal year 2011. Selling, general and administrative expenses were $138.2 million in 2012 compared to $132.4 million in 2011, as a result of $14.1 million in restructuring and other charges taken in 2012. The Company reported operating income in 2012 of $39.9 million.

Net income attributable to EnergySolutions for 2012 was $4.0 million, or $0.04 per share, compared to a net loss of $196.2 million, or $2.21 per share, for 2011. Net income in 2012 included $14.1 million in restructuring and other non-recurring charges. Adding back the $14.1 million charge would have resulted in $18.1 million in net income or $0.24 per share. The net loss in 2011 included a $174.0 million goodwill impairment, a $94.9 million ARO adjustment, and a $29.5 million tax valuation adjustment. Excluding the goodwill impairment, ARO charge, and deferred tax asset valuation allowance, net income would have been $102.2 million, or $1.15 earnings per share, for 2011.

EBITDA and Adjusted EBITDA for 2012 were $142.7 million and $135.0 million, respectively, compared to $62.5 million and $145.6 million, respectively, for 2011.

Fourth Quarter 2012 Results

Revenue for the fourth quarter of 2012 increased to $480.0 million, compared with $468.5 million recorded in the fourth quarter of 2011.  The Company reported a gross profit of $57.0 million for the fourth quarter of 2012, compared with a loss for the fourth quarter of 2011 of $39.4 million, which included the $94.9 million ARO charge discussed above.  Selling, general and administrative expenses increased to $38.6 million, from $36.2 million in the fourth quarter of 2011, primarily as a result of approximately $6 million of restructuring charges. The Company reported income from operations for the quarter ended December 31, 2012 of $18.4 million, compared to a loss from operations of $248.5 million for the same quarter last year.

Net loss attributable to EnergySolutions for the fourth quarter of 2012 was $10.8 million, or $0.12 per share, compared with a net loss attributable to EnergySolutions of $202.8 million, or $2.28 per share, for the fourth quarter of 2011.

EBITDA and Adjusted EBITDA for the fourth quarter of 2012 were $41.0 million and $40.9 million, respectively, compared with an EBITDA loss of $39.1 million and Adjusted EBITDA of $43.3 million for the fourth quarter of 2011.

Reconciliations of GAAP to non-GAAP financial measures are provided in the attached Table 4.

Business Segments — Fourth Quarter 2012

The results of the Company’s two business groups are presented in Table 5 in the accompanying financial tables.

Global Commercial Group

Global Commercial Group revenue for the fourth quarter of 2012 totaled $441.4 million, compared with $411.6 million in the fourth quarter of 2011.  The $29.8 million increase in revenue was due primarily to growth from Commercial Services and from International activities as discussed below.

Global Commercial Group reported income from operations in the fourth quarter of 2012 of $42.2 million compared with a loss from operations of $59.7 million for the fourth quarter of 2011, which included the ARO adjustment of $94.9 million.

Commercial Services

Revenue from Commercial Services operations in our Global Commercial Group for the fourth quarter of 2012 totaled $53.4 million, compared with $59.3 million for the fourth quarter of 2011.  Gross profit for Commercial Services in the fourth quarter of 2012 was $14.4 million compared with a loss of $88.7 million in the fourth quarter of 2011.

Logistics, Processing and Disposal

Revenue from the Logistics, Processing and Disposal (LP&D) operations in our Global Commercial Group for the fourth quarter of 2012 totaled $67.0 million, compared to $65.7 million recorded in the fourth quarter of 2011.  Gross profit for the fourth quarter of 2012 totaled $21.3 million, compared with $22.2 million for the fourth quarter of 2011.  Gross margin declined to 31.8% for the fourth quarter of 2012, compared with 33.8% for the fourth quarter of 2011.  The decrease in gross margin was attributable primarily to higher processing costs in the fourth quarter of 2012.

International

Revenue from the International operations in our Global Commercial Group for the fourth quarter of 2012 totaled $321.0 million, compared to $286.7 million recorded for the fourth quarter of 2011.  The $34.3 million increase in revenue was due primarily to the acceleration of decommissioning activities under our Magnox contract in the U.K. and to increased design and construction activities in our operations in Asia. Gross profit for the fourth quarter of 2012 totaled $17.9 million, compared with $18.7 million for the fourth quarter of 2011.  Gross margin declined to 5.6% for the fourth quarter of 2012, compared with 6.5% for the fourth quarter of 2011.  Foreign currency fluctuations increased revenue and cost of revenue by $5.8 million and $5.4 million, respectively, during the quarter.

Government Group

Government Group revenue for the fourth quarter of 2012 totaled $38.6 million, compared with $56.9 million in the fourth quarter of 2011.  The decrease in revenue was due primarily to the completion of our Moab project in May 2012, as well as to the Company’s Salt Waste project that reversed fee revenue previously recorded and had lower than expected fee earned during 2012.

Income from operations for the Government Group in the fourth quarter of 2012 totaled $0.7 million, compared with $5.5 million for the fourth quarter of 2011.  Operating margins decreased to 1.9% for the fourth quarter of 2012, compared to 9.7% for the fourth quarter of 2011 due primarily to reduced revenue and earnings from the Salt Waste and Moab projects.

Equity in income from unconsolidated joint ventures was $0.0 million for the fourth quarter of 2012, compared with $1.1 million for the fourth quarter of 2011.  The decrease was due primarily to a timing difference in recognition of income related to our Hanford tank operating contract.

Outlook

The Company announced on January 7, 2013 that the Board of Directors had accepted a $3.75 per share offer from Energy Capital Partners. A shareholder vote to approve the transaction is scheduled for April 26, 2013. No additional outlook for 2013 has been given pending the shareholder vote. EnergySolutions will not hold a teleconference or webcast in connection with this earnings release.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this earnings release regarding future financial and operating results and any other statements about the Company’s future expectations, estimates, projections, beliefs or prospects expressed by management, the expected date of closing of the merger and the potential benefits of the merger, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1965, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. These forward-looking statements are based upon current assumptions and are subject to various risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated or anticipated by such forward-looking statements, including, but not limited to: (a) the future potential for additional cost increases related to the Zion project, (b) the adverse impact of current or future financial conditions on the value of NDT funds and future investment earnings performance, (c) uncertainty regarding our assumptions related to the Zion project estimated profit margin, including the projected annual rate of return for NDT fund investment earnings over the remaining life of the project, (d) uncertain and weak economic, market and other conditions domestically and internationally, including decreased credit availability for our customers and the decisions of individual customers to retain cash and reduce credit market exposure, (e) decreased tax revenue combined with increased demands on government funding allocations reducing funds available for existing or proposed government projects that we have been awarded or on which we would bid, (f) current regulatory initiatives, that could negatively impact our market opportunities, including regulatory initiatives to limit the importation of nuclear waste into the U.S. and the disposal and storage of depleted uranium, (g) uncertainty regarding the pound sterling currency translation impact on our business, (h) adverse public reaction that could lead to increased regulation or limitations on our activities, (i) uncertainty regarding the impact on our business of increased regulatory scrutiny of the nuclear waste industry in the U.S. and internationally, (j) decisions by our customers to reduce, delay or halt their spending on nuclear services, (k) decisions by our commercial customers to store radioactive materials on-site rather than dispose of radioactive materials at one of our facilities, (l) continued competitive pressures in our markets, (m) the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger agreement, (n) the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger, (o) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, (p) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger, (q) the impact of the substantial indebtedness to be incurred to finance the consummation of the merger, (r) the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”).

Additional information on potential factors that could affect our results and other risks and uncertainties are set forth in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2011, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 to be filed on or about the day of this release.  Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on EnergySolutions’ website at www.energysolutions.com or upon request from Energy Solutions’ Investor Relations Department at ir@energysolutions.com. We disclaim any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

About EnergySolutions, Inc.

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

For more information, please contact:

Richard Putnam

EnergySolutions, Inc.

(801) 649-2000

rrputnam@energysolutions.com

-Financial Tables to follow-

Table 1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

	For the Quarter		For the Twelve Month Period
	Ended December 31		Ended December 31
	2012	2011	2012	2011
	(Unaudited)
Revenue	$480,035	$468,547	$1,807,505	$1,815,514
Cost of revenue	(423,049)	(507,912)	(1,636,779)	(1,735,826)

Gross profit (loss)	56,986	(39,365)	170,726	79,688

Selling, general and administrative expenses	(38,550)	(36,229)	(138,211)	(132,386)
Impairment of goodwill	—	(174,000)	—	(174,000)
Equity in income of unconsolidated joint ventures	(30)	1,108	7,392	11,103

Income (loss) from operations	18,406	(248,486)	39,907	(215,595)

Interest expense	(18,389)	(18,564)	(71,211)	(73,414)
Other income, net	7,099	23,137	53,192	58,215

Income (loss) before income taxes and noncontrolling interests	7,116	(243,913)	21,888	(230,794)

Income tax (expense) benefit	(17,979)	41,659	(17,959)	37,145

Net income (loss)	(10,863)	(202,254)	3,929	(193,649)

Less: Net (income) loss attributable to noncontrolling interests	18	(512)	53	(2,532)

Net income (loss) attributable to EnergySolutions	$(10,845)	$(202,766)	$3,982	$(196,181)

Net income (loss) attributable to EnergySolutions per share:
Basic	$(0.12)	$(2.28)	$0.04	$(2.21)
Diluted	$(0.12)	$(2.28)	$0.04	$(2.21)

Number of shares used in per share calculations:
Basic	90,253,245	88,948,098	89,639,539	88,818,971
Diluted	90,253,245	88,948,098	89,639,539	88,818,971

Table 2

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$134,191	$77,213
Accounts receivable, net of allowance for doubtful accounts	259,913	302,203
Nuclear decommissioning trust fund investments	152,507	174,270
Other current assets	247,924	281,822
Total current assets	794,535	835,508

Property, plant & equipment, net	119,258	126,609
Goodwill	308,608	306,358
Other intangible assets,net	238,037	260,879
Nuclear decommissioning trust fund investments	445,989	523,326
Restricted cash and decontamination and decommissioning deposits	316,754	332,918
Deferred Costs	360,185	465,577
Other noncurrent assets	72,096	164,758

Total assets	$2,655,462	$3,015,933

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$16,592	$—
Accounts payable	144,649	140,951
Accrued expenses and other current liabilities	193,546	230,698
Deferred income taxes	1,101	—
Facility and equipment decontamination and decommissioning liabilities	138,757	160,520
Unearned revenue, current portion	150,135	159,112
Total current liabilities	644,780	691,281

Long-term debt, less current portion	798,577	812,734
Facility and equipment decontamination and decommissioning liabilities	485,447	598,530
Unearned revenue	366,710	469,497
Other noncurrent liabilities	59,029	158,634

Total liabilities	2,354,543	2,730,676

EnergySolutions stockholders’ equity	300,419	284,546
Noncontrolling interests	500	711

Total stockholders’ equity	300,919	285,257

Total liabilities and stockholders’ equity	$2,655,462	$3,015,933

Table 3

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(dollars in thousands)

	For the Twelve Month Period
	Ended December 31
	2012	2011

Cash Provided by Operating Activities	$67,636	$75,540

Investing Activities
Purchases of property, plant and equipment	(20,345)	(23,734)
Purchase and sale of investments in nuclear decommissioning trust fund	3,949	4,496
Purchases of intangible assets and noncontrolling interests	(763)	(610)
Acquisition of noncontrolling interests in subsidiaries	—	(2,486)
Proceeds from sale of property, plant and equipment	5,336	236
Cash Used in Investing Activities	(11,823)	(22,098)

Financing Activities
Repayments of long-term debt	—	(30,200)
Other items	565	(4,958)
Cash Used in Financing Activities	565	(35,158)

Effect of Exchange Rate on Cash	600	(1,263)

Increase (Decrease) in Cash and Cash Equivalents	$56,978	$17,021

Amortization of Intangible Assets	$25,895	$26,032
Depreciation	$23,687	$22,343

Table 4

ENERGYSOLUTIONS, INC.

GAAP to Non-GAAP Reconciliation

(dollars in thousands, except per share amounts)

	For the Quarter		For the Twelve Month Period
	Ended December 31		Ended December 31
	2012	2011	2012	2011

Reconciliation of net income (loss) attributable to EnergySolutions to EBITDA:
Net income (loss) attributable to EnergySolutions	$(10,845)	$(202,766)	$3,982	$(196,181)
Interest expense	18,389	18,564	71,211	73,414
Income tax expense (benefit)	17,979	(41,659)	17,959	(37,145)
Depreciation expense	8,966	6,353	23,687	22,343
Impairment of goodwill	—	174,000	—	174,000
Amortization of intangible assets	6,497	6,406	25,895	26,032
EBITDA	$40,986	$(39,102)	$142,734	$62,463

Accretion expense	7,535	8,375	30,017	32,319
Nuclear decommissioning trust fund earnings, net	(6,768)	(22,544)	(58,867)	(54,018)
Equity-based compensation	1,803	1,733	6,975	9,975
Restructuring and other non-recurring charges (benefits)	(2,704)	94,860	14,104	94,860
Adjusted EBITDA	$40,852	$43,322	$134,963	$145,599

The Company defines EBITDA as net income (loss) attributable to EnergySolutions plus interest expense (including the effects of interest rate derivative agreements), income taxes, depreciation, impairment charges and amortization.  The Company defines Adjusted EBITDA as EBITDA plus non-cash equity compensation expense and, non-cash accretion expense, plus or minus nuclear decommissioning trust fund gains or losses net of management fees. Beginning in 2011, we have included the changes in ARO cost estimates for the Zion Project as an adjustment to EBITDA to remove certain effects of ARO accounting from this measure. We have also included the corresponding Zion Project ARO cost estimate changes for 2010 for presentation purposes. The Company uses EBITDA and Adjusted EBITDA as key indicators of its operating performance and for planning and forecasting future business operations. EBITDA and Adjusted EBITDA, as presented in this release, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measures of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of the Company’s liquidity.

The Company’s measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. The Company has included information concerning EBITDA and Adjusted EBITDA in this release because they are used by management to measure operating performance and because the Company believes that such information is often used by certain investors as measures of a company’s historical performance and for modeling.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and investors should not consider them in isolation, or as a substitute for analysis of the Company’s operating results or cash flows as reported under GAAP. Some of these limitations are:

•                  They do not reflect the Company’s cash flows, cash expenditures, or future requirements for capital expenditures or contractual commitments;

•                  They do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                  They do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                  Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•                  They are not adjusted for all non-cash income or expense items that are reflected in the Company’s statements of cash flows; and

•                  Other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its business. The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes.

The Company defines Adjusted Gross Profit as gross profit plus accretion expense.  The Company defines Adjusted Income from Operations as Adjusted Gross Profit less operating expenses.  The Company uses Adjusted Gross Profit and Adjusted Income from Operations as indicators of its operating performance and for planning and forecasting future business operations.  Adjusted Gross Profit and Adjusted Income from Operations, as presented in this release, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, GAAP. They are not measures of the Company’s financial performance under GAAP and should not be considered as alternatives to gross profit or any other performance measures derived in accordance with GAAP.

The Company defines net income attributable to EnergySolutions before the impact of amortization of intangible assets as net income attributable to EnergySolutions plus amortization expense of intangible assets, net of the related income tax expense. These non-GAAP measures may be useful to investors seeking to compare the Company’s operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting the Company’s business than GAAP measures alone. These measures should not be considered as substitutes for net income attributable to EnergySolutions, as determined in accordance with GAAP, and you should not consider them in isolation or as a substitute for analyzing the Company’s results as reported under GAAP.

Table 5

ENERGYSOLUTIONS, INC.

REPORTING SEGMENT INFORMATION (UNAUDITED)

(dollars in thousands)

	For the Quarter		For the Twelve Month Period
	Ended December 31		Ended December 31
	2012	2011	2012	2011

Revenue
Government Group	$38,637	$56,933	$163,381	$242,418
Global Commercial Group
Commercial Services	53,395	59,268	182,505	200,670
LP&D	67,034	65,650	222,802	247,084
International	320,969	286,696	1,238,817	1,125,342
Total Revenue	$480,035	$468,547	$1,807,505	$1,815,514

Gross Profit
Government Group	$3,402	$8,434	$17,918	$25,189
Global Commercial Group
Commercial Services	14,400	(88,660)	25,874	(78,962)
LP&D	21,324	22,159	58,810	75,969
International Operations	17,860	18,702	68,124	57,492
Total Gross Profit	$56,986	$(39,365)	$170,726	$79,688

Income from Operations
Government Group	$694	$5,509	$6,420	$11,239
Global Commercial Group	42,218	(59,679)	109,145	4,832

Group Operating Income	42,912	(54,170)	115,565	16,071
Corporate selling, general and administrative expenses	(24,476)	(21,424)	(83,050)	(68,769)
Impairment of goodwill	—	(174,000)	—	(174,000)
Equity in income of unconsolidated joint ventures	(30)	1,108	7,392	11,103
Total Income from Operations	$18,406	$(248,486)	$39,907	$(215,595)

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